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                                                                    EXHIBIT 3(c)

                          TESORO PETROLEUM CORPORATION
                           CERTIFICATE OF DESIGNATION
                            ESTABLISHING A SERIES OF
                  $2.20 CUMULATIVE CONVERTIBLE PREFERRED STOCK

    Tesoro Petroleum Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, pursuant to the requirements of Section 151(g) of said General Corporation Law, DOES HEREBY CERTIFY:

    FIRST: That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation (as amended) of said corporation, and pursuant to the provisions of Section 151(g) of the General Corporation Law, said Board of Directors, at a meeting duly held on January 26, 1983, adopted a resolution providing for the voting powers, designations, preferences and relative, participating, optional or other special rights of the $2.20 Cumulative Convertible Preferred Stock, which resolution is as follows:

        RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation is hereby created, such series of Preferred Stock to be designated the $2.20 Convertible Preferred Stock, to consist of 2,875,000 shares of the stated value of one dollar ($1.00) each, of which the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

    1.  DESIGNATION OF SERIES AND NUMBER OF SHARES.

        This series of Preferred Stock is designated '$2.20 Cumulative Convertible Preferred Stock' (hereinafter referred to as '$2.20 Preferred Stock'), and the number of shares which shall constitute such series shall be 2,875,000 shares of a stated value of $1.00 per share, which number may not be increased but may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

    2.  DIVIDENDS.

        Shares of $2.20 Preferred Stock shall rank on a parity as to dividends with shares of 8% Convertible Preferred Stock of the Corporation (hereinafter referred to as '8% Preferred Stock') and shares of $2.16 Cumulative Convertible Preferred Stock (hereinafter referred to as '$2.16 Preferred Stock'). The holders of $2.20 Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors and out of assets of the Corporation which are by law available for payment of dividends, cumulative preferential cash dividends, at, but not exceeding, the rate of $2.20 per share per annum, payable quarterly on May 15, August 15, November 15, and February 15, in each year, accruing from the date on which respective shares of $2.20 Preferred Stock shall be issued. So long as any $2.20 Preferred Stock shall remain outstanding, no dividend whatsoever shall be declared or paid upon or set apart for any class of stock or series thereof ranking junior to $2.20 Preferred Stock in the payment of dividends nor shall any shares of any class of stock or series thereof ranking junior to or on a parity with $2.20 Preferred Stock in payment of dividends be redeemed or purchased by the Corporation or any subsidiary thereof nor shall any moneys be paid to or made available for a sinking fund for redemption or purchase of any shares of any class of stock or series thereof ranking junior to or on a parity with $2.20 Preferred Stock in payment of dividends, unless in each instance full dividends on all outstanding shares of $2.20 Preferred Stock for all past dividend periods shall have been paid at the rate fixed therefor and the dividends on all outstanding shares of $2.20 Preferred Stock for the then current quarterly dividend period shall have been paid or declared

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    and sufficient funds set aside for payment thereof. Accumulations of dividends on any shares of $2.20 Preferred Stock shall not bear interest.

        No dividend shall be paid upon or declared or set apart for (a) any share of $2.20 Preferred Stock for any dividend period unless at the same time (i) a like proportionate dividend for the same dividend period shall be paid upon or declared or set apart for all shares of $2.20 Preferred Stock then outstanding and entitled to receive such dividend and (ii) there shall have been paid upon or declared or set aside for all shares of 8% Preferred Stock, $2.16 Preferred Stock and for all shares of Preferred Stock of all other series or of any other class of stock or series thereof, if any, then outstanding and ranking on a parity with $2.20 Preferred Stock in respect of payment of dividends, for the same dividend period as the dividend period of the $2.20 Preferred Stock, or for the respective dividend periods of 8% Preferred Stock, $2.16 Preferred Stock and said parity stock terminating within the dividend period of the $2.20 Preferred Stock, dividends in proportion to the respective dividend rates fixed for the 8% Preferred Stock, $2.16 Preferred Stock and said parity stock; and (b) any shares of 8% Preferred Stock, $2.16 Preferred Stock or other series of Preferred Stock or other class of stock or series thereof, if any, ranking on a parity with $2.20 Preferred Stock in respect of payment of dividends for any dividend period unless there shall have been paid upon or declared or set apart for all shares then outstanding of $2.20 Preferred Stock, for the same dividend period, or for the dividend period of the $2.20 Preferred Stock terminating within the dividend period of said parity stock, dividends in proportion to the respective dividend rates fixed for $2.20 Preferred Stock and said parity stock.

    3.  LIQUIDATION.

        Shares of $2.20 Preferred Stock shall rank on a parity with shares of 8% Preferred Stock and $2.16 Preferred Stock as to distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Corporation. In the event of any such liquidation, dissolution or winding up, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of $2.20 Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, (i) if such liquidation, dissolution or winding up is voluntary, the applicable redemption price per share determined as provided in paragraph 4 below, or
    (ii) if such liquidation, dissolution or winding up is involuntary, $20 per share plus, in either case, an amount equal to all dividends accrued and unpaid on each share of $2.20 Preferred Stock to the date fixed for distribution, and no more, before any distribution of assets shall be made to the holders of Common Stock or any other class of stock or series thereof ranking junior to $2.20 Preferred Stock with respect to the distribution of assets; provided, however, that no distribution as aforesaid shall be made to the holders of $2.20 Preferred Stock unless at the same time a like proportionate distribution shall be made, ratably in proportion to the respective amounts payable upon liquidation, dissolution or winding up of the affairs of the Corporation, to the holders of all shares of 8% Preferred Stock, $2.16 Preferred Stock and Preferred Stock of all other series or any other class of stock or series thereof, if any, then outstanding and ranking as to distribution of assets on a parity with $2.20 Preferred Stock.

        Nothing herein contained shall be deemed to prevent redemption of $2.20 Preferred Stock by the Corporation in the manner provided in paragraph 4 below. Neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

        No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any other class or series of stock ranking on a parity with $2.20 Preferred Stock with respect to preferential distribution of assets unless a payment on account of such liquidation, dissolution or winding up shall be made at the same time to the

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    holders of $2.20 Preferred Stock in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled.

        Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amounts shall be payable and containing a statement of or reference to the conversion right set forth in paragraph 5 below, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of $2.20 Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

    4.  REDEMPTION.

        The Corporation at its option may, at any time or from time to time, on or after February 15, 1988, redeem the whole or any part of this issue of $2.20 Preferred Stock at the applicable redemption price plus in each case accrued and unpaid dividends thereon to the date fixed for redemption.

        The applicable redemption prices for the $2.20 Preferred Stock shall be as follows:

             IF REDEEMED DURING                     REDEMPTION PRICE
            12 MONTHS BEGINNING                        PER SHARE

                  1988---------------------------       $  21.00
                  1989---------------------------          20.80
                  1990---------------------------          20.60
                  1991---------------------------          20.40
                  1992---------------------------          20.20

    and thereafter at $20 per share.

        The Corporation shall on each February 15, beginning with February 15, 1994, so long as any shares of $2.20 Preferred Stock are outstanding, set aside, out of funds legally available therefor, an amount sufficient to effect the redemption, at the applicable redemption price provided above, plus accrued and unpaid dividends thereon, if any, of the number of shares of $2.20 Preferred Stock equal to 6 2/3% of the total number of shares of $2.20 Preferred Stock outstanding on February 15, 1994, less the number of shares for which the Corporation may receive credit, as hereinafter provided, and the Corporation shall call for redemption such number of shares on such date. The Corporation may credit against any redemption required by this paragraph 4 the number of shares of $2.20 Preferred Stock which have been redeemed by the Corporation after February 15, 1994 (including shares called for redemption if the redemption price thereof has been deposited with a bond or trust company as hereinafter provided in this paragraph 4) or which have been presented for conversion to the Corporation after February 15, 1994, and which have not been theretofor (i) used to satisfy the Corporation's obligation to redeem shares of $2.20 Preferred Stock pursuant to this paragraph 4 or (ii) used as a basis for a reduction in the number of shares of $2.20 Preferred Stock to be redeemed pursuant to this paragraph 4. The redemptions required of the Corporation by this paragraph 4 shall be cumulative, so that if the Corporation shall fail, for any reason whatsoever, to set aside funds and call for redemption shares of $2.20 Preferred Stock on the date set forth above, as required by this paragraph 4, the obligation to redeem such shares shall continue, and shall, until satisfied, increase the obligation of the Corporation to redeem shares in each subsequent year. If, at any time, the Corporation shall have failed to set aside funds and call for redemption shares of $2.20 Preferred Stock on the date set forth above, no dividend whatsoever shall be declared or paid upon or set apart and no asset shall be distributed for any class of stock or series thereof ranking junior to or on a parity with $2.20 Preferred Stock in the payment of dividends (except the $2.16 Preferred) nor shall any shares of any class of stock or series thereof ranking junior to or on a parity with $2.20 Preferred Stock in payment of dividends be redeemed or purchased by the Corporation or any subsidiary thereof.

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        If at any time the Corporation shall be in default in the payment of dividends on the $2.20 Preferred Stock of an amount equivalent to or exceeding twelve full quarterly dividends (whether or not consecutive) or shall have failed to make the mandatory redemptions of $2.20 Preferred Stock required by the preceding paragraph of a number of shares equivalent to or exceeding the number of shares to be redeemed pursuant to such paragraph in any three year period, and all of the outstanding shares of $2.20 Preferred Stock are held by the person to which such shares were originally issued or by any affiliate or affiliates of such person, the Corporation shall redeem, at the option of such original holder or any such affiliates, out of funds legally available therefor, within 60 days of the occurrence thereof, each outstanding share of $2.20 Preferred Stock, at the applicable redemption price hereinabove set forth plus accrued and unpaid dividends to the date fixed for redemption.

        At or prior to the time of each redemption pursuant to this paragraph 4, the Corporation shall pay or make provision for payment of all accrued and unpaid dividends on all shares of $2.20 Preferred Stock, 8% Preferred Stock, $2.16 Preferred Stock and all shares of Preferred Stock of all other series or of any other class of stock or series thereof, if any, then outstanding and ranking on a parity with or prior to the $2.20 Preferred Stock in respect of payment of dividends.

        In the event the Corporation shall determine or shall be required to redeem less than the entire issue of $2.20 Preferred Stock then outstanding,
    (i) the shares to be redeemed shall be selected pro rata (as nearly as may be) so that the number of shares redeemed from each holder shall be the same proportion of all the shares to be redeemed that the total number of shares then held by such holder bears to the total number of shares then outstanding or (ii) if the number of holders of $2.20 Preferred Stock exceeds 250, and the Board of Directors so determines, the shares shall be selected by lot.

        Notice of every such redemption shall be mailed, first class postage prepaid, not less than 30 nor more than 45 days prior to the date fixed for redemption ('redemption date'), to each holder of record of shares to be redeemed, at his address as it appears on the books of the Corporation. Each such notice shall state the redemption date; the number of shares of $2.20 Preferred Stock to be redeemed, and, if less than all shares of $2.20 Preferred Stock held by such holder are to be redeemed, the number of such shares to be redeemed from him; the redemption price applicable to the shares to be redeemed; the place or places where such shares are to be surrendered; that dividends on shares to be redeemed will cease to accrue on the redemption date; and that shares to be redeemed may be converted at any time prior to the close of business on the business day next preceding the redemption date in accordance with paragraph 5 below.

        Notice having been mailed, from and after the redemption date (unless the Corporation defaults in providing money for the payment of the redemption price) the right to receive dividends on shares called for redemption shall cease to accrue, said shares shall no longer be deemed to be outstanding, all rights of holders thereof as shareholders of the Corporation (except the right to receive the redemption price thereof, but without interest) shall terminate, and, upon surrender, in accordance with said notice, of the certificates for any such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require), such shares shall be redeemed by the Corporation at the applicable redemption price; provided, however, that the Corporation may include in such notice a statement that the money required for the payment of the redemption price, plus accrued and unpaid dividends, if any, will be deposited on a specified date, prior to the redemption date, with a specified bank or trust company (which shall have an office in The City of New York and which shall have a combined capital and surplus of not less than $50,000,000) in trust for the benefit of holders of shares called for redemption, and, notice having been given, from and after such deposit shares called for redemption shall no longer be deemed to be outstanding, all rights with respect to shares of $2.20 Preferred Stock shall forthwith upon such deposit cease and terminate, except only the right of

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    the holders thereof to convert such shares in accordance with the provisions of paragraph 5 below at any time prior to the close of business on the business day next preceding the redemption date, and holders of such shares shall look for payment of the redemption price only to funds so deposited and in no event to the Corporation unless said funds shall be repaid to the Corporation as hereinafter provided. Holders of such shares shall not be entitled to any interest allowed by such depositary on money so deposited but any such interest shall be paid to the Corporation. Any moneys deposited as aforesaid for redemption of any shares and remaining unclaimed for four years after the date of such deposit shall then be repaid to the Corporation upon its request, and the holders of such shares shall thereafter look only to the Corporation for payment of the redemption price thereof, but without interest.

        Any provision of this paragraph 4 to the contrary notwithstanding, in the event that any quarterly dividend due on $2.20 Preferred Stock shall be in default, and until all such defaults shall have been cured, the Corporation shall not redeem any shares of $2.20 Preferred Stock unless all outstanding shares of $2.20 Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of $2.20 Preferred Stock except in accordance with a purchase offer made by the Corporation on the same terms to all holders of record of $2.20 Preferred Stock.

        Any shares of $2.20 Preferred Stock redeemed or otherwise purchased or acquired by the Corporation shall be retired, shall no longer be deemed outstanding, and shall assume the status of authorized but unissued Preferred Stock, with no par value, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of any one or more series, as may be determined from time to time by the Board of Directors, except that such shares may not be reissued as additional shares of $2.20 Preferred Stock.

    5.  CONVERSION.

        Shares of $2.20 Preferred stock may be converted at the option of the holder thereof, at any time prior to the close of business on the business day next preceeding the date fixed for redemption of such shares pursuant to paragraph 4 above, into fully paid and non-assessable shares of Common Stock of the Corporation at the rate of 0.8696 shares of Common Stock as now constituted for each share of $2.20 Preferred Stock surrendered for conversion (the 'conversion rate'), subject to the following provisions:

           (A) The conversion rate shall be subject to adjustment from time to time as follows:

               (1) In case the Corporation shall (i) pay a dividend, or make a distribution, to all holders of its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any share of $2.20 Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action had such share of $2.20 Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subparagraph (1) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of any adjustment made pursuant to this subparagraph (1), the holder of any shares of $2.20 Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or

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           more classes of capital stock of the Corporation, the Board of
           Directors (whose determination shall be conclusive) shall determine, in good faith, the allocation of the conversion price of the $2.20 Preferred Stock (determined by dividing the adjusted conversion rate into $20) between or among shares of such classes of capital stock.

               (2) In case the Corporation shall hereafter issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as determined pursuant to subparagraph (4) below) on the record date mentioned below, the conversion rate shall be adjusted effective immediately after the expiration date of such rights or warrants so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (excluding treasury shares) on the date of issuance such rights or warrants plus the number of additional shares of Common Stock purchased pursuant to such offer for subscription or purchase and of which the denominator shall be the number of shares of Common Stock outstanding (excluding treasury shares) on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate subscription or purchase price of the total number of shares so purchased would purchase at such current market price (determined as provided in subparagraph (4) below).

               (3) In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash distributions made out of current or retained earnings) or rights to subscribe (excluding those referred to in subparagraph (2) above), then in each such case the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share of Common Stock (determined as provided in subparagraph (4) below) at the record date mentioned below, and the denominator of which shall be such current market price per share of Common Stock, less the then fair market value (as determined, in good faith, by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for determination of stockholders entitled to receive such distribution.

               (4) For the purpose of any computation under subparagraphs (2) and (3) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose.

               (5) In any case in which this paragraph 5 shall require that an adjustment be made immediately following a record date, the Corporation may elect to defer (but only until five business days following the filing by the Corporation of the statement required by

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           subparagraph (7) below) issuing to the holder of any share of $2.20
           Preferred Stock converted after such record date shares of Common Stock and other capital stock of the Corporation issuable upon such conversion over and above the number of shares of Common Stock and other capital stock of the Corporation issuable upon such conversion as computed on the basis of the conversion rate prior to adjustment.

               (6) All calculations under this paragraph 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               (7) Whenever the conversion rate is adjusted as herein provided, the Corporation shall (i) file at the office or agency in the Borough of Manhattan in the City of New York maintained by the Corporation pursuant to subparagraph (D) of this paragraph 5 and with each transfer agent for its Common Stock a statement, signed by the Chairman of the Board of Directors, the President or one of the Vice Presidents of the Corporation and by its Treasurer or one of its Assistant Treasurers, stating the adjusted conversion rate determined as provided herein and setting forth the method of calculation and the facts requiring such adjustment and upon which such calculation is based, and (ii) mail or cause to be mailed a copy of such statement setting forth the adjusted conversion rate to each person who is a registered holder of $2.20 Preferred Stock at such person's last address as the same appears on the books of the Corporation. Each adjustment shall remain in effect until a subsequent adjustment is required hereunder.

           (B) In the case of a merger or consolidation of the Corporation with or into another corporation, or the sale of the Corporation's property or assets as, or substantially as, an entirety, to another corporation, or the reclassification of the Corporation's Common Stock (other than through a subdivision or combination thereof, or change in par value), holders of shares of $2.20 Preferred Stock shall thereafter have the right to convert each of such shares into the kind and amount of shares of stock and other securities and property receivable upon such merger, consolidation, sale or reclassification by a holder of the number of shares of Common Stock (whether whole or fractional) of the Corporation into which shares of $2.20 Preferred Stock might have been converted immediately prior to such a merger, consolidation, sales or reclassification, and shall have no other conversion rights under these provisions; and effective provision shall be made in the charter of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of conversion rights of $2.20 Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of $2.20 Preferred Stock remaining outstanding or other convertible preferred stock received by the holders in place thereof. Any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion right, such shares, securities or property as holders of $2.20 Preferred Stock remaining outstanding, or other convertible preferred stock received by such holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for protection of conversion rights as above provided.

           (C) If, at any time while shares of $2.20 Preferred Stock are outstanding, the Corporation shall (i) declare a dividend (or any other distribution) on its Common Stock, other than in cash out of current or retained earnings; or (ii) authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or
       (iii) reclassify its Common Stock (other than through a subdivision or combination thereof) or become a party to any consolidation or merger for which approval of the holders of its Common Stock is required, or sell or transfer all or substantially all of the assets of the Corporation; then the Corporation shall cause to be mailed to registered holders of $2.20 Preferred Stock, at their last addresses as they shall appear upon the Corporation's stock transfer record, at least ten days

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       prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale or transfer. Failure to give or receive the notice required by this subparagraph (C) or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.

           (D) The holder of any shares of $2.20 Preferred Stock may exercise his option to convert such shares into shares of Common Stock only by surrendering for such purpose to the Corporation at the office or agency in the Borough of Manhattan in The City of New York maintained by the Corporation for that purpose certificates representing the shares to be converted, accompanied by written notice that such holder elects to convert such shares in accordance with the provisions of this paragraph
       5. Said notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Each certificate or certificates surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as that in which such certificate or certificates are registered, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or by his duly authorized attorney. Each conversion shall be deemed to have been effected on the date on which such certificate or certificates shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby notwithstanding that the transfer books of the Corporation may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person.

           (E) Upon any such conversion of shares of $2.20 Preferred Stock, no allowance, adjustment or payment shall be made with respect to dividends upon either the shares of $2.20 Preferred Stock surrendered for conversion or the shares of Common Stock issuable upon conversion.

           (F) In connection with the conversion of shares of $2.20 Preferred Stock into Common Stock, no fractions of shares of $2.20 Preferred Stock or of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the market value of such fractional interest. In such event, the market value of a share of Common Stock shall be the last recorded sale price of such a share on the New York Stock Exchange on the business day immediately preceding the date upon which such shares of $2.20 Preferred Stock are deemed to have been converted, or, if there be no such recorded sale price on such day, the last quoted bid price per share of Common Stock on such exchange at the close of trading on such business day. If the Common Stock shall not at the time be listed or admitted to trading on the New York Stock Exchange, such market value shall be the average of the reported closing bid and asked prices regular way on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices on such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose. The issue of stock certificates on conversions of shares of $2.20 Preferred Stock shall be made without charge to converting holders of shares of $2.20 Preferred Stock for any tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue and delivery of stock in any name other than that of the holder of any shares of $2.20 Preferred Stock converted, and the Corporation shall not be required to so issue or deliver any stock certificate unless and until the person or persons requesting the registration of transfer shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

           (G) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of $2.20 Preferred Stock.

           (H) Any shares of $2.20 Preferred Stock converted shall no longer be deemed outstanding and shall assume the status of authorized but unissued shares of Preferred Stock, with no par value, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of any one or more series, as may be determined from time to time by the Board of Directors, except, that such shares may not be reissued as additional shares of $2.20 Preferred Stock.

           (I)  For purposes of this paragraph (5):

               (1) 'business day' shall mean a day on which the New York Stock Exchange (or a successor or an equivalent or substitute organization or facility) is open for the trading of securities in the Borough of Manhattan in The City of New York; and

               (2) 'Common Stock' shall mean (a) the Corporation's Common Stock, $.16 2/3 par value per share, or (b) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value; provided, however, that in the event that at any time as a result of an adjustment made pursuant to subparagraph (A)(1) above, the holder of any share of $2.20 Preferred Stock thereafter surrendered for conversion would become entitled to receive any stock of the Corporation other than shares of its Common Stock, thereafter the conversion rate with respect to such other shares so receivable upon conversion of any share of $2.20 Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this paragraph 5.

    6.  VOTING RIGHTS.

        (A) The holders of $2.20 Preferred Stock shall be entitled to one vote per share, voting together as one class with the holders of Common Stock, 8% Preferred Stock, and $2.16 Preferred Stock and any other series of Preferred Stock entitled to vote, on all matters to be voted by stockholders of the Corporation, in addition to their rights set forth in subparagraphs (B), (C) and (D) below and otherwise provided by law.

        (B) If at any time the Corporation shall have failed to make the mandatory redemptions of $2.20 Preferred Stock required by the third subparagraph of paragraph 4 of a number of shares equivalent to or exceeding the number of shares to be redeemed pursuant to such paragraph on any two redemption dates as specified in such paragraph, and if the default in dividends specified in subparagraph (C) of this paragraph 6 (the 'Dividend Default') is not then in effect, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of $2.20 Preferred Stock, voting as a separate series shall be entitled at the next annual meeting of stockholders or the next special meeting of stockholders, or at a special meeting of holders of $2.20 Preferred Stock called as hereinafter provided, to elect two directors to fill such newly created directorships, and in addition thereto, such holders shall be entitled to participate with holders of Common Stock and holders, if any, of any other capital stock of the

    Corporation entitled to vote for the election of directors in the election of any other directors; provided, however, that when all arrears in such redemptions of the $2.20 Preferred Stock shall have been made or if a Dividend Default shall occur, then (i) the right of holders of $2.20 Preferred Stock to participate in the election of two directors shall cease but subject always to the same provisions for vesting of such voting rights in the case of any similar future arrearages in redemptions at a time when a Dividend Default is not in effect; (ii) the term of the directors then in office elected by holders of $2.20 Preferred Stock as a class shall terminate; and (iii) the number of directors constituting the Board of Directors shall be reduced by two (except that upon a Default in Dividends the number of directors shall then be increased in accordance with subparagraph (C) of this paragraph 6).

        Whenever such voting right shall vest, it may be exercised initially either at a special meeting of holders of $2.20 Preferred Stock or at any annual or special stockholders' meeting, but thereafter it shall be exercised only at annual stockholders' meetings. A special meeting for the exercise of such right shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of record of at least 10% of the votes of the then outstanding shares of $2.20 Preferred Stock; however, no such special meeting shall be held during the 90-day period preceding the date fixed for the annual meeting of stockholders.

        Any director who shall have been elected by holders of $2.20 Preferred Stock as a series pursuant to this subparagraph (B) shall hold office for a term expiring (subject to the earlier termination of the default in redemptions or the occurrence of a Dividend Default) at the next annual meeting of stockholders, and during such term may be removed at any time, either for or without cause, only by the affirmative votes of holders of record of a majority of the votes of the then outstanding shares of $2.20 Preferred Stock given at a special meeting of such stockholders called for the purpose. Any vacancy created by such removal may also be filled at such meeting. A meeting for the removal of a director elected by holders of $2.20 Preferred Stock as a series and the filling of the vacancy created thereby shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of not less than 25% of the votes of the then outstanding shares of $2.20 Preferred Stock. Such meeting shall be held at the earliest practicable date thereafter.

        Any vacancy caused by the death, resignation, or expiration of term (except upon a termination of the default in redemptions or the occurrence of a Dividend Default) of a director who shall have been elected by the holders of $2.20 Preferred Stock as a series pursuant to this subparagraph
    (B) may be filled only by the holders of $2.20 Preferred Stock at a meeting called for such purpose. Such meeting of the holders of $2.20 Preferred Stock shall be called by the Secretary of the Corporation at the earliest practicable date after any such death or resignation and in any event within ten days after receipt of a written request therefor, signed by the holders of record of at least 10% of the votes of the then outstanding shares of $2.20 Preferred Stock.

        If any meeting of the holders of $2.20 Preferred Stock required by this subparagraph (B) to be called shall not have been called within ten days after personal service of a written request therefor upon the Secretary of the Corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then holders of record of at least 10% of the votes of the then outstanding shares of $2.20 Preferred Stock may designate in writing one of their number to call such a meeting at the expense of the Corporation and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders. Any holder of $2.20 Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing meetings of stockholders to be called pursuant to these provisions.

        Any meeting of holders of $2.20 Preferred Stock to vote as a series for the election or removal of directors shall be held at the place for the holding of the annual meeting of stockholders of the Corporation. At such meeting, the presence in person or by proxy of holders of a majority of the votes of the then outstanding shares of $2.20 Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

        (C) If at any time the Corporation shall be in default in the payment of dividends on the $2.20 Preferred Stock of an amount equivalent to or exceeding six full quarterly dividends (whether or not consecutive), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of $2.20 Preferred Stock, voting as a separate class together with the holders of all other series of Preferred Stock outstanding (other than 8% Preferred Stock) having similar voting rights (such other series of Preferred Stock and the $2.20 Preferred Stock being hereinafter collectively referred to as 'Special Preferred Stock'), whether or not the payment of quarterly dividends shall be in default on all Special Preferred Stock outstanding shall be entitled at the next annual meeting of stockholders, or at a special meeting of holders of Special Preferred Stock called as hereinafter provided, to elect two directors to fill such newly created directorships, and in addition thereto, such holders shall be entitled to participate with holders of Common Stock and holders, if any, of any other capital stock of the Corporation entitled to vote for the election of directors in the election of any other directors; provided, however, that when all arrears in dividends on Special Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then (i) the right of holders of Special Preferred Stock to participate in the election of two directors shall cease but subject always to the same provisions for vesting of such voting rights in the case of any similar future arrearages in dividends;
    (ii) the term of the directors then in office elected by holders of Special Preferred Stock as a class shall terminate; and (iii) the number of directors constituting the Board of Directors shall be reduced by two.

        Whenever such voting right shall vest, it may be exercised initially either at a special meeting of holders of Special Preferred Stock or at any annual or special stockholders' meeting, but thereafter it shall be exercised only at annual stockholders' meetings. A special meeting for the exercise of such right shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of record of at least 10% of the votes of the then outstanding shares of Special Preferred Stock; however, no such special meeting shall be held during the 90-day period preceding the date fixed for the annual meeting of stockholders.

        Any director who shall have been elected by holders of Special Preferred Stock as a class pursuant to this subparagraph (C) shall hold office for a term expiring (subject to the earlier termination of the default in dividends) at the next annual meeting of stockholders, and during such term may be removed at any time, either for or without cause, only by the affirmative votes of holders of record of a majority of the votes of the then outstanding shares of Special Preferred Stock given at a special meeting of such stockholders called for the purpose. Any vacancy created by such removal may also be filled at such meeting. A meeting for the removal of a director elected by holders of Special Preferred Stock as a class and the filling of the vacancy created thereby shall be called by the Secretary of the Corporation within ten days after receipt of a written request therefor, signed by the holders of not less than 25% of the votes of the then outstanding shares of Special Preferred Stock. Such meeting shall be held at the earliest practicable date thereafter.

        Any vacancy caused by the death, resignation, or expiration of term (except upon a termination of the default in dividends) of a director who shall have been elected by the holders of Special Preferred Stock as a class pursuant to this subparagraph (C) may be filled only by the holders of Special Preferred Stock at a meeting called for such purpose. Such meeting of the holders of Special Preferred Stock shall be called by the Secretary of the Corporation at the earliest practicable date after any such death or resignation and in any event within ten days after receipt of a written request therefor, signed by the holders of record of at least 10% of the votes of the then outstanding shares of Special Preferred Stock.

        If any meeting of the holders of Special Preferred Stock required by this subparagraph (C) to be called shall not have been called within ten days after personal service of a written request therefor upon the Secretary of the Corporation or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then holders of record of at least 10% of the votes of the then outstanding shares of Special Preferred Stock may designate in writing one of their number to call such a meeting at the expense of the Corporation and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders. Any holder of Special Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing meetings of stockholders to be called pursuant to these provisions.

        Any meeting of holders of Special Preferred Stock to vote as a class for the election or removal of directors shall be held at the place for the holding of the annual meeting of stockholders of the Corporation. At such meeting, the presence in person or by proxy of holders of a majority of the votes of the then outstanding shares of Special Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

        (D) So long as any shares of $2.20 Preferred Stock are outstanding, the Corporation shall not, in any manner, whether by amendment to the Certificate of Incorporation or By-Laws of the Corporation, by merger (whether or not the Corporation is a surviving corporation in such merger), by consolidation, or otherwise:

           (1) without the written consent or the affirmative vote at a meeting called for that purpose of the holders of at least two-thirds of the votes of the shares of $2.20 Preferred Stock then outstanding, voting separately as a class, (a) amend, alter or repeal any of the provisions of Article IV of the Certificate of Incorporation of the Corporation, or of any resolution or resolutions establishing the $2.20 Preferred Stock, so as to affect adversely the powers, preferences or special rights of the $2.20 Preferred Stock; or (b) authorize or increase the authorized amount of, or authorize any obligation or security convertible into or evidencing the right to purchase shares of, any additional class or series of stock ranking prior to the $2.20 Preferred Stock in the payment of dividends or the preferential distribution of assets; or (c) authorize or increase the authorized amount of, or authorize any obligation or security convertible into or evidencing the right to purchase shares of, any shares of Preferred Stock of any series having more than one vote per share of such Preferred Stock or amend, alter or repeal any of the provisions of Article IV of the Certificate of Incorporation of the Corporation, or of any resolution or resolutions establishing any series of the Preferred Stock, so as to provide any share of Preferred Stock with more than one vote per share of Preferred Stock; or

           (2) without the written consent or the affirmative vote at a meeting called for that purpose of the holders of at least a majority of the aggregate number of the votes of the shares of Preferred Stock of all series (including $2.20 Preferred Stock) then outstanding, voting separately as a class, (a) increase the number of shares of Preferred Stock authorized by the provisions of Article IV of the Certificate of Incorporation; or (b) authorize or increase the authorized amount of, or authorize any obligation or security convertible into or evidencing the right to purchase shares of, any additional class of stock ranking on a parity with the $2.20 Preferred Stock in the payment of dividends or the preferential distribution of assets;

    PROVIDED, HOWEVER, that the foregoing provisions of this subparagraph (D) shall not require the consent or vote of the holders of $2.20 Preferred Stock or any Preferred Stock for the authorization or an increase in the authorized amount of any class or series of stock, or for the authorization of any obligation or security convertible into or evidencing the right to purchase shares of any class or series of stock, except to the extent specifically provided in sections (1) (b), (2) (a) and (2) (b) of this subparagraph (D); and PROVIDED further, that, except as otherwise required by law, no such consent or vote shall be required for any merger or consolidation:

        (i) in which (x) the Corporation is the surviving corporation; (y) no adverse change is made in the powers, preferences or special rights of the $2.20 Preferred Stock; and (z) no additional class or series of stock is authorized or the authorized amount thereof increased, and no obligation or security convertible into or evidencing the right to purchase shares of any additional class or series of stock is authorized, if no such consent or vote would have been required for any such authorization, or increase in authorized amount, immediately prior to such merger or consolidation; or

        (ii) in which (x) the Corporation is a party but is not the surviving corporation; (y) the surviving corporation shall, in connection with and at the same time as such merger or consolidation, issue in exchange for each share of $2.20 Preferred Stock then outstanding a share of preferred stock of the surviving corporation with the same powers, preferences and special rights as the $2.20 Preferred Stock; and (z) immediately after such merger or consolidation only classes or series of stock of the surviving corporation and obligations or securities convertible into or evidencing the right to purchase shares of a class or series of stock of the surviving corporation shall be authorized or outstanding, for which no such consent or vote would have been required if such classes or series of stock and obligations or securities had been authorized by the Corporation immediately prior to such merger or consolidation, or which have, or are convertible into or evidence the right to purchase shares of a class or series of stock of the surviving corporation which have, the same powers, preferences and special rights and authorized amount as a class or series of stock of the Corporation which was authorized (with such consent or vote) prior to such merger or consolidation and is continuing as an authorized class or series of stock at the time thereof.

    SECOND: That the number of shares of $2.20 Cumulative Convertible Preferred Stock is 2,875,000.

    IN WITNESS WHEREOF, said Tesoro Petroleum Corporation has caused this certificate to be signed by Robert V. West, Jr., its Chairman of the Board of Directors, and attested by M. Richard Stewart, its Secretary, this 26th day of January, 1983.

                                          By  /s/  ROBERT V. WEST, JR.
                                                   Chairman of the
                                                   Board of Directors

ATTEST:

By  /s/  M. RICHARD STEWART
         Secretary